EXHIBIT (4)(e)                                   Second Amendment to Loan and
                                                 Security Agreement

[LOGO]
BankAmerica
Business Credit, Inc.


April 19, 1994


Mr. Mark Brody
Sudbury, Inc.
30100 Chagrin Blvd.
Suite 203
Cleveland, Ohio 44124

Re:  Amendment No. 2 to Loan and Security Agreement

Dear Mr. Brody:

Reference is hereby made to that certain Loan and Security Agreement (the "Agreement") dated as of May 28, 1993, as amended from time to time, and executed by and among Sudbury, Inc. (the "Parent"), Cast-Matic Corporation, Frisby Mfg. Co., Industrial Powder Coatings, Inc., Iowa Mold Tooling Co., Inc., South Coast Terminals, Inc., and Wagner Castings Company (collectively, the "Borrower") and BankAmerica Business Credit, Inc., formerly known as BA Business Credit, Inc. (the "Agent" and a "Lender"), National City Bank, and Star Bank, National Association (collectively, the "Lenders"). Certain capitalized terms used herein shall have the same meanings attributed to them in the Agreement.

Since the Closing Date, the Agent, on behalf of the Lenders, has made advances under the Individual Borrower Revolving Loan Facility of Wagner based upon the combined Eligible Accounts and Eligible Inventory of Wagner and
Havana. Although this has been the practice, Accounts and Inventory of Havana are not considered as eligible Collateral under the Agreement. It is the intention of the parties hereto to modify the Agreement to include Accounts and Inventory of Havana as eligible Collateral and to effectuate a program whereby the Eligible Accounts and Eligible Inventory of Havana can be made available under Wagner's Individual Borrower Revolving Facility in order to permit a Borrowing by Wagner for the benefit of Havana. In addition, the Borrower has requested modification to the covenants with respect to Capital Expenditure and Parent Reimbursable Expenditures. As a result thereof, the Agreement is hereby amended and modified as follows:

Mr. Mark Brody
Amendment No. 2 to Loan and Security Agreement
April 19, 1994
Page 2


1. In Section 1.1 of the Agreement the definition "ACCOUNTS" is hereby deleted in its entirety and replaced to read as follows:

         " 'ACCOUNTS' means all of the Borrowers' and Havana's now owned or hereafter acquired or arising accounts, contract rights, and any other rights to payment for the sale or lease of goods or rendition of services, whether or not they have been earned by performance."

2. In Section 1.1 of the Agreement a new definition is hereby added to read as follows:

         " 'HAVANA AVAILABILITY' means under the Wagner Individual Borrower Revolving Loan Facility the Net Amount of Eligible Accounts and Eligible Inventory of Havana available for the purpose of Borrowing subject to the advance rates set forth herein."

3. In Section 1.1 of the Agreement the definition "INDIVIDUAL BORROWER REVOLVING LOAN FACILITY" is hereby deleted in its entirety and replaced to read as follows:

         " 'INDIVIDUAL BORROWER REVOLVING LOAN FACILITY' means, at any point in time, the lesser of:

              (a) the following respective individual Revolving Loan facility limitations for each Borrower and, in the case of Wagner, inclusive of Wagner and Havana:

                                     Individual Revolving Loan
              Borrower                  Facility Limitation
              --------               -------------------------
              Cast-Matic                  $ 2,500,000.00

              Frisby                      $ 3,000,000.00

              IPC                         $ 5,500,000.00

              IMT                         $ 7,500,000.00


Mr. Mark Brody
Amendment No. 2 to Loan and Security Agreement
April 19, 1994
Page 3


              South Coast                 $ 2,500,000.00

              Wagner                      $14,000,000.00

              or,

              (b) the sum of (i) eighty-five percent (85%) of the Net Amount of Eligible Accounts applicable to such Borrower and Havana, and (ii) the lesser of (A) fifty percent (50%) of the value of Eligible Inventory (determined on a first-in-first-out basis) calculated at the lesser of cost or market in the aggregate applicable to such Borrower and Havana or (B) the Individual Borrower Revolving Loans Inventory Advance Sublimits applicable to such Borrower and Havana."

4. In Section 1.1 of the Agreement the definition of "INDIVIDUAL BORROWER REVOLVING LOANS INVENTORY ADVANCE SUBLIMITS", is hereby deleted in its entirety and replaced to read as follows:

         " 'INDIVIDUAL BORROWER REVOLVING LOANS INVENTORY ADVANCE SUBLIMITS' means, at any point in time, the following respective Inventory Advance Sublimits for each Borrower and, in the case of Wagner, inclusive of Wagner and Havana:

                                          Individual Borrower
                                       Revolving Loans Inventory
              Borrower                     Advance Sublimits
              --------                     -----------------
              Cast-Matic                   $  500,000.00

              Frisby                       $1,100,000.00

              IPC                          $1,100,000.00

              IMT                          $3,400,000.00


Mr. Mark Brody
Amendment No. 2 to Loan and Security Agreement
April 19, 1994
Page 4


              South Coast                $1,100,000.00

              Wagner                     $1,500,000.00"


5. In Section 1.1 of the Agreement the definition "INVENTORY" is hereby deleted in its entirety and replaced to read as follows:

         " 'INVENTORY' means, as to any one or more of the Borrowers and Havana, all of the Borrowers' and Havana's now owned and hereafter acquired inventory, goods, merchandise and other personal property wherever located, to be furnished under any contract of service or held for sale or lease, all raw materials, work-in-progress, finished goods, returned and repossessed goods, and materials and supplies of any kind, nature or description which are or might be consumed in the Borrower(s)'s and Havana's business(es) or used in connection with the manufacture, packing, shipping, advertising, selling or finishing of such inventory, goods, merchandise and such other personal property, and all documents of title or other documents representing them."

6. In Section 1.1 of the Agreement a new definition is bereby added to read as follows:

         " 'NET AVAILABILITY' means, at any time, the Havana Availability LESS the Havana Advances LESS Reserves applicable to Havana."

7. In Section 1.1 of the Agreement in the definition of "OBLIGATIONS" in the third and fourth lines thereof, the following language is hereby added between the words "Agent" and "under":

         "...or by Havana to Wagner...".

8. In Section 1.1 of the Agreement the definition "REIMBURSABLE PARENT EXPENDITURES" is hereby deleted in its entirety and replaced to read as follows:

Mr. Mark Brody
Amendment No. 2 to Loan and Security Agreement
April 19, 1994
Page 5


         " 'REIMBURSABLE PARENT EXPENDITURES' means expenditures by the Parent for the direct benefit of the Borrowers that the Parent netotiates for the purpose of cost savings in arm's length transactions with third parties and the amount passed through to the Borrower which the Parent has paid on its behalf is either the actual cost or, if such amount is not readily determinable and relates to more than one Borrower, an amount which does not exceed the ratio in which the Borrower's Individual Borrower Revolving Loan Facility Limitation relates to the Revolving Loan Facility."

9. In Section 1.1 of the Agreement the definition "RESERVES" is hereby deleted in its entirety and replaced to read as follows:

         " 'RESERVES' means, at any time, the sum of the existing (a) reserves for accrued interest on the Term Loans, the Cap Ex Loans and the Revolving Loans, (b) reserves for assessments, taxes and/or payments for insurance on the Collateral which are past due (c) Environmental Compliance Reserve, (d) L/C Reserve and (e) all other reserves which the Agent in its reasonable discretion deems necessary or desirable to maintain with respect to any Borrower's account, or Havana, including, without limitation, any amounts which the Agent may be obligated to pay in the future for the account of any Borrower or Havana, or reserves for any other claims asserted (or of which assertion is probable) which have resulted or would result in (i) Liens senior or equal in priority to the Security Interest of the Agent for the benefit of the Lenders or (ii) security interests senior or equal in priority to or security interests of Wagner in the assets of Havana. The Reserves shall be reduced from time to time by amounts borrowed under the Revolving Loan Facility to pay charges for which the Reserves have been established."

Mr. Mark Brody
Amendment No. 2 to Loan and Security Agreement
April 19, 1994
Page 6

10. In Section 2.2 of the Agreement a new subsection "(g)" HAVANA REVOLVING NOTE. is hereby added to read as follows:

        "(g) Upon receipt of a Revolving Loan, Wagner will immediately fund the amount of such Revolving Loan to Havana ("Havana Advance") which exceeds Wagner's Individual Borrower Revolving Loan Availability calculated without giving effect to (i) Wagner's loans outstanding to Havana and
       (ii) Havana Availability. Wagner shall denote in accordance with the Notice of Borrowing what portion of its advance request is a Havana Advance. Any advance requested by Wagner for use in the business and operations of Wagner shall not be attributable to Havana Availability. Havana shall execute a master revolving credit note ("Revolving Note") in favor of Wagner and each advance by Wagner to Havana and each principal repayment from Havana to Wagner shall be duly recorded on the grid attached to the Revolving Note. A copy of the grid shall be furnished by Wagner to the Agent on the first day of each month hereafter. The Revolving Note shall be payable on demand and be in form and substance acceptable to the Agent and the Lenders. None of the Lenders shall be deemed to have made Revolving Loans directly to Havana."

11. In Section 6.1 of the Agreement a new Subsection "(d)" is hereby added to read as follows:

        "(d) In addition; as security for the Obligations represented by the indebtedness of Havana to Wagner pursuant to Revolving Loans made under
       Section 2.2(g), Wagner pledges all of its right, title, and interest in and to the Revolving Note to the Agent, for the ratable benefit of the Lenders."

12. On Exhibit 6.3 to the Agreement the location "810 East Garfield, Decatur, IL 62526" is hereby deleted wherever it may appear and replaced with the location "800 East Garfield, Decatur, IL 62526".

Mr. Mark Brody
Amendment No. 2 to Loan and Security Agreement
April 19, 1994
Page 7

13. In Section 9.23 of the Agreement with respect to Capital Expenditures, the consolidated limitations and individual Borrower limitations for Fiscal Year 1994 are modified by (a) deleting in 9.23(a) the amount "$6,820,000" and replacing it with the amount "$8,000,000" and (b) deleting in 9.23(b) under FY1994 the following amounts: "$2,035,000", $1,100,000", and
    "$1,437,000" respectively for Wagner, IPC, and South Coast and replacing said amounts respectively with "$3,000,000", "$1,250,000", and "$1,700,000".

14. Section 9.25(a)(ii)(B) of the Agreement is hereby deleted in its entirety and replaced to read as follows:

        "...(B) Reimbursable Parent Expenditures up to but not in excess of $2,425,000 for Fiscal Year 1994 and $2,000,000 for each Fiscal Year thereafter in the aggregate in any Fiscal Year of the Parent..."

15. Section 9.25(b)(ii)(C) of the Agreement is hereby deleted in its entirety and replaced to read as follows:

        "...(C) Reimbursable Parent Expenditures up to but not in excess of $2,425,000 for Fiscal Year 1994 and $2,000,000 for each Fiscal Year thereafter in the aggregate in any Fiscal Year of the Parent..."

16. The Notice of Borrowing which is Exhibit 2-2(c) in the Agreement is hereby modified to reflect the Havana Advances and a copy of this revised form is attached hereto as Exhibit "A".

Mr. Mark Brody
Amendment No. 2 to Loan and Security Agreement
April 19, 1994
Page 8


Except as modified herein, the Agreement remains in full force and effect and is hereby ratified and affirmed. Please indicate your acceptance of this Amendment No. 2 to the Agreement by executing in the places provided below and this Amendment No. 2 shall be deemed effective as of the date first written above.

Respectfully yours,

BANKAMERICA BUSINESS CREDIT, INC.,
as Agent and Lender

By: /s/  Gregory R. Eck
    -------------------------
Its: Vice President



NATIONAL CITY BANK,
as Lender

By: /s/ James R. Myers
    -------------------------
Its: Assistant Vice President


STAR BANK, NATIONAL ASSOCIATION,
as Lender

By: /s/  Suzanne E. Geiger
    -------------------------
Its: Vice President


ACCEPTED AND AGREED:

SUDBURY, INC.

By: /s/ Mark E. Brody
    -------------------------
Its: Vice President


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Mr. Mark Brody
Amendment No. 2 to Loan and Security Agreement
April 19, 1994
Page 9

CAST-MATIC CORPORATION

By: /s/ MARK E. BRODY
    -------------------------
Its: Vice President


FRISBY MFG. CO.

By: /s/ MARK E. BRODY
    -------------------------
Its: Vice President


INDUSTRIAL POWDER COATINGS, INC.

By: /s/ MARK E. BRODY
    -------------------------
Its: Vice President


IOWA MOLD TOOLING CO., INC.

By: /s/ MARK E. BRODY
    -------------------------
Its: Vice President


SOUTH COAST TERMINALS, INC.

By: /s/ MARK E. BRODY
    -------------------------
Its: Vice President

Mr. Mark Brody
Amendment No. 2 to Loan and Security Agreement
April 19, 1994
Page 10

WAGNER CASTINGS COMPANY

By: /s/ MARK E. BRODY
    -------------------------
Its: Vice President


ACKNOWLEDGED AND CONSENTED TO:

WAGNER HAVANA, INC.

By: /s/ MARK E. BRODY
    -------------------------
Its: Vice President

Second Amendment to Loan and Security Agreement

Exhibit List:

        Exhibit A - Amendment No. 1 to Note Pledge Agreement

        Exhibit B - Wagner Havana, Inc. Revolving Credit Note

        Exhibit C - Amendment No. 1 to Havana Security Agreement